UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

BNL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	0-16880	42-1239454
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7010 Hwy 71 W., Suite 100, Austin, TX	78735
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 383-0220

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Change in Control of Registrant

As reported in Item 5.07, herein, the shareholders of BNL Financial Corporation (“BNL” or the “Company”) approved an Agreement and Plan of Merger whereby Ameritas Life Insurance Corp., as of the Effective Date of the Merger, will become the sole shareholder of BNL, the surviving corporation, and the previous shares of Common Stock of BNL will be converted into the right to receive the cash Merger Consideration, all as prescribed in the Merger Agreement.  The Effective Date of the Merger and the time of the change of control is 11:59 p.m., Central time, on December 31, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Special Meeting of Shareholders was held on December 28, 2011 (the “Special Shareholders’  Meeting”).  A quorum was present, in person or by proxy, at the Special Shareholders’ Meeting, and the matter voted on and the number of votes cast for, against or abstain, as well as the number of abstentions and broker non-votes, as applicable, are set forth below:

	Votes For	Votes Against	Abstain	Broker No Votes
The proposal to approve the Agreement and Plan of Merger (“Merger Agreement”), dated as of December 2, 2011, among Ameritas Life Insurance Corp., a Nebraska domestic stock insurance company (“Ameritas”), Ameritas Life Holdings, Inc., a Nebraska corporation and wholly owned subsidiary of Ameritas (“ALH” or “Merger Sub”), and BNL, pursuant to which BNL will be acquired by Ameritas (the “Merger”).	10,943,144	0	1,230	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNL FINANCIAL CORPORATION

Date: December 30, 2011	By:	/s/ Barry N. Shamas
Barry N. Shamas
Executive Vice President and Chief Operating Officer